Exhibit 99

Provident New York Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243

T 845.369.8040
News Release	F 845.369.8255

www.providentbanking.com

FOR IMMEDIATE RELEASE

October 29, 2012

PROVIDENT BANK CONTACT:

Stephen Masterson, EVP & Chief Financial Officer

845.369.8040

Provident New York Bancorp Announces

Fourth Quarter 2012 Earnings of $0.17 per Diluted Share excluding merger related charges1, or $0.06 per Diluted Share in GAAP Earnings2

Fiscal 2012 Earnings of $0.64 per Diluted Share excluding merger related charges, or $0.52 per diluted Share in GAAP Earnings

MONTEBELLO, N.Y. – October 29, 2012 – Provident New York Bancorp (NYSE: PBNY), the parent company of Provident Bank, today announced fiscal fourth quarter results for the period ending September 30, 2012, as well as for the fiscal year ending September 30, 2012. Net income for the quarter was $6.9 million, or $0.17 per diluted share excluding merger related charges related to the acquisition of Gotham Bank of New York (“Gotham”), compared to a net loss of $493,000, or $(0.01) per diluted share for same quarter last year; and $6.2 million, or $0.17 per diluted share for the linked quarter ended June 30, 2012. For the fiscal year ending September 30, 2012, net income for the year was $24.4 million, or $0.64 per diluted share excluding merger related charges, as compared to net income of $11.7 million or $0.313 per diluted share for the year ending September 30, 2011.

[1]	Earnings excluding merger charges are calculated using the effective tax rate. See table on pages 10 and 11 for reconciliation of GAAP earnings to earnings excluding merger related charges.
[2]	GAAP earnings include merger related charges for Gotham, and include securities’ gains.
[3]	Includes $5 million pre-tax related to restructuring charges and defined benefit settlement charges.

President’s Comments

Jack Kopnisky, President and CEO, commented: “The fiscal fourth quarter of 2012 continued to produce strong earnings for our Bank, yielding $0.17 per diluted share, excluding merger related charges for Gotham. This is a continuation of the solid earnings that we put forth for the third fiscal quarter ending June 30, 2012.

We had earnings of $0.64 (excluding merger related charges) per diluted share for the fiscal year 2012 as compared to $0.31 per diluted share in the fiscal year 2011. This represents a 106 percent increase in earnings per share year over year. We have been able to grow earnings for our Bank based on strong commercial loan and deposit growth, expense controls, and improvement in credit quality. We implemented a team based approach in commercial banking that facilitated the significant growth in loans and deposits for the year. We reduced approximately $10 million in noninterest core expenses by reducing back office and retail costs and redeployed approximately $5 million to customer facing opportunities. The completion of the Gotham acquisition accelerated our entry into the New York City market, which is strategically beneficial for our Bank. We also raised $46.0 million in capital, which resulted in a Tier 1 Leverage Ratio of 8.94 percent based on average assets for the fourth quarter. We were able to significantly reduce our non-performing loans during the fourth quarter to $39.8 million, representing a 10 percent decrease in non-performing loans quarter over quarter. Net charge offs as a percentage of average loans stood at 57 basis points compared to 55 basis points last quarter, and 241 basis points for the fourth quarter last year.

In terms of the balance sheet, we saw net loan growth of $415.3 million for 2012, a 24.8 percent increase over last year. We funded this loan growth with deposit base expansion, excluding more volatile municipal deposits of $527.5 million, or a 31.4 percent increase year over year.”

Key items for the quarter

•	Total loan originations were $205.7 million compared to $206.2 million in the linked quarter, and $180.6 million for the fourth fiscal quarter of 2011.

•	Non-performing loans were reduced from $44.5 million at June 30, 2012, to $39.8 million at September 30, 2012.

•

Our allowance for loan losses increased $695,000 significantly improving the ratio to non-performing loans increased to approximately 71 percent from 62 percent. Provision for loan losses increased by $1.2 million during the fourth quarter. For the fourth quarter of fiscal 2011, provision for loan losses was $8.8 million.

•	Securities gains were $3.0 million after tax based on the period’s effective tax rate, for the fourth quarter.

Gotham Bank Acquisition

On August 10, 2012 the Company accelerated its growth into the New York City market area with the completion of the Gotham Bank acquisition with $434.0 million of assets, $209.4 million of loans, and $368.5 million in deposits. Intangible assets increased $9.8 million due to good will and core deposit intangibles associated with the transaction. The fair value analysis of the assets resulted in a discount of 1.9 percent to the loan portfolio and a core deposit premium of 2.8 percent. Merger related costs related to this acquisition were $5.9 million or $4.5 million net of taxes.

Net Interest Income and Margin

Fourth quarter fiscal 2012 compared with fourth quarter fiscal 2011

Net interest income was $25.2 million for the fourth quarter of fiscal 2012, up $2.4 million for the same quarter of fiscal 2011. Reflecting the current interest rate environment, the tax-equivalent yield on investments decreased 37 basis points and loan yields were down 25 basis points compared to the fourth quarter fiscal 2011. As a result, the yield on interest-earning assets declined 32 basis points. The cost of deposits increased 1 basis point to 27 basis points, and the cost of

[4]	Tier 1 leverage based on period end assets equated to 7.6%, still well capitalized.

borrowings decreased by 4 basis points to 3.65 percent. The resulting net interest margin on a tax-equivalent basis was 3.38 percent for the fourth quarter of fiscal 2012, compared to 3.58 percent for the same period a year ago.

Fourth quarter fiscal 2012 compared with linked quarter ended June 30, 2012

Net interest income for the quarter ending September 30, 2012 increased $1.2 million to $25.2 million, compared to $24.1 million at the linked quarter ending June 30, 2012. The tax-equivalent net interest margin decreased to 3.38 percent from 3.59 percent in the linked quarter. Loan yields were 4.97 percent. Deposit costs increased by 5 basis points mainly due to the inflow of Gotham deposits, while the cost of borrowings decreased 12 basis points.

Noninterest Income

Fourth quarter fiscal 2012 compared with fourth quarter fiscal 2011

Noninterest income remained stable for the fourth quarter fiscal 2012 compared with fourth quarter fiscal 2011. Increases in deposit fees, service charges and gain on sale of loans partly offset the decrease in the net gain on sale of securities.

Fourth quarter fiscal 2012 compared with linked quarter ended June 30, 2012

Noninterest income increased $1.0 million to $9.0 million for the fourth fiscal quarter of 2012 compared to the linked quarter ended June 30, 2012, primarily due to security gains.

Noninterest Expense

Fourth quarter fiscal 2012 compared with fourth quarter fiscal 2011

Noninterest expense increased $4.4 million, when compared to the fourth quarter fiscal 2011, mostly due to merger related charges of $4.5 million net of tax incurred during the fourth quarter of fiscal 2012. The fourth quarter of fiscal 2011 includes $3.2 million of restructuring charges.

Fourth quarter fiscal 2012 compared with the linked quarter ended June 30, 2012

Noninterest expense increased $7.6 million, or 36.0 percent over the linked quarter. Increases of $4.5 million were seen in merger related costs related to the Gotham acquisition, totaling approximately $4.9 million. Compensation and benefits increased $2.0 million in part due to the Gotham acquisition, and incentive bonus accruals.

Income Taxes

The Company recorded income tax expense for the year 2012 at an effective tax rate of 23.6 percent compared to 19.3 percent for the same period in fiscal 2011. The difference is primarily due to an increased write-off of credits in 2011, as well as larger tax-exempt municipal security interest relative to pre-tax income for fiscal 2011.

Credit Quality

Nonperforming loans decreased to $39.8 million at September 30, 2012 compared to $44.5 million at June 30, 2012. We disposed of one ADC (“Acquisition, Development and Construction”) loan of approximately $3.0 million and completed foreclosure on $1.5 million from the ADC portfolio. During the quarter, we also disposed of $2.0 million in foreclosed properties, reducing that balance from $7.3 million at June 30, 2012 to $6.4 million at September 30, 2012. Net charge-offs for the quarter were $2.8 million compared to $3.5 million in provision. For the year, net charge-offs were $10.2 million and the provision was $10.6 million. The allowance for loan losses at September 30, 2012 was $28.3 million, 71 percent of nonperforming loans and 1.47 percent of the Provident loan portfolio, excluding loans acquired from Gotham which are carried at fair value and are not assigned any reserves.

Key Balance Sheet Changes

•

Assets increased $872.7 million or 27.7 percent compared to June 30, 2012 as a result of increases in investment securities of $267.8 million, net loans of $267.8 million, and cash balances of $326.5 million.

•

Deposits increased $779.1 million compared to June 30, 2012, with growth experienced in all deposit categories. Municipal deposits increased $422.0 million compared to June 30, 2012, as a result of seasonal tax deposits.

•

Securities increased $267.8 million over June 30, 2012 levels, primarily due to purchases of $462.8 million in securities during the fourth fiscal quarter partially offset by sales of $100.0 million, with associated gains of $3.2 million, and $95.0 million in calls, maturities and principal pay downs.

•

Foreclosed properties decreased by 12.2 percent from June 30, 2012 to $6.4 million at September 30, 2012, as we continue to actively manage our portfolios and the market moves towards a greater stability.

Capital and Liquidity

Provident Bank remained well capitalized at September 30, 2012 with a Tier 1 Leverage ratio of approximately 8.9 percent based on average assets. Tier 1 Leverage ratio based on period end assets was approximately 7.6 percent, which is still considered well capitalized. Tangible book value per share decreased to $7.30 at September 30, 2012 from $7.35 at June 30, 2012, due to the acquisition of Gotham. Total capital increased $49.0 million from June 30, 2012, to $492.2 million at September 30, 2012, due primarily to the capital raise announced previously.

Subsequent Events

During October the Company agreed to sell Hudson Valley Investment Advisors, LLC (“HVIA”), an investment advisory firm. The assets related to HVIA are shown on the balance sheet as assets held for sale at a fair value of $4.6 million which reflects deductions in goodwill of $3.3 million.

About Provident New York Bancorp

Headquartered in Montebello, N.Y., Provident Bank, with $4.0 billion in assets, specializes in the delivery of service and solutions to business owners, their families, and consumers in communities within the greater New York City marketplace through teams of dedicated and experienced relationship managers. Our franchise includes 35 Financial Centers. Provident Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Provident Bank web site at www.providentbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements, which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial information contained in this release should be considered to be an estimate pending completion of the annual audit of the Company’s financial statements and the filing of its fiscal 2012 Annual Report on Form 10-K with the Securities and Exchange Commission. While the Company is not aware of any need to revise the results disclosed in this release, the Company’s auditors currently are reviewing the Company’s testing of the carrying amount of goodwill on its financial statements in view of the relationship between the Company’s book value per share and the market price of its common stock at the end of the fiscal year. Moreover, accounting literature may require adverse information received by management between the date of this release and the filing of the 10-K to be reflected in the results of fiscal 2012, even though the new information was received by management in fiscal 2013 subsequent to the date of this release.

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

(unaudited, in thousands, except share and per share data)

	September 30, 2012	September 30, 2011	June 30, 2012
Assets:
Cash and due from banks	$437,982	$281,512	$111,400
Total securities	1,153,248	849,884	885,433
Loans held for sale	7,505	4,176	5,369
HVIA assets held for sale	4,550	—	—
Loans:
One- to four-family residential mortgage loans	350,022	389,765	357,943
Commercial real estate, commercial business	1,415,811	913,279	1,114,764
Acquisition, development and construction loans	144,061	175,931	165,125
Consumer loans	209,578	224,824	213,195

Total loans, gross	2,119,472	1,703,799	1,851,027
Allowance for loan losses	(28,282)	(27,917)	(27,587)

Total loans, net	2,091,190	1,675,882	1,823,440
Federal Home Loan Bank stock, at cost	19,249	17,584	18,207
Premises and equipment, net	38,483	40,886	38,877
Goodwill	162,631	160,861	160,861
Other amortizable intangibles	7,164	4,629	3,718
Bank owned life insurance	59,017	56,967	58,506
Foreclosed properties	6,403	5,391	7,292
Other assets	35,359	39,630	36,937

Total assets	$4,022,781	$3,137,402	$3,150,040

Liabilities:
Deposits
Retail	$167,050	$194,299	$167,527
Commercial	412,630	296,505	320,849
Municipal	367,624	160,422	15,936
Personal NOW deposits	213,755	164,637	203,290
Business NOW deposits	38,486	37,092	39,170
Municipal NOW deposits	195,882	200,773	180,433

Total transaction accounts	1,395,427	1,053,728	927,205
Savings	506,538	429,825	476,349
Money market deposits	821,704	509,483	673,498
Certificates of deposit	387,482	303,659	255,039

Total deposits	3,111,151	2,296,695	2,332,091
Borrowings	345,176	323,522	314,154
Borrowings Senior Note	—	51,499	—
Mortgage escrow funds and other liabilities	74,286	34,552	60,667

Total liabilities	3,530,613	2,706,268	2,706,912
Stockholders’ equity	492,168	431,134	443,128

Total liabilities and stockholders’ equity	$4,022,781	$3,137,402	$3,150,040

Shares of common stock outstanding at period end	44,173,470	37,864,008	37,899,007
Book value per share	$11.14	$11.39	$11.69
Tangible book value per share	$7.30	$7.02	$7.35

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(unaudited, in thousands, except share and per share data)

	Quarter Ended September 30,		Three Months Ended June 30,	Twelve Months Ended September 30,
	2012	2011	2012	2012	2011
Interest and dividend income:
Loans and loan fees	$24,396	$21,995	$22,312	$91,010	$89,500
Securities taxable	3,909	3,825	4,224	16,538	14,493
Securities non-taxable	1,543	1,786	1,581	6,497	7,441
Other earning assets	265	211	228	992	1,180

Total interest income	30,113	27,817	28,345	115,037	112,614
Interest expense:
Deposits	1,789	1,384	1,262	5,581	6,104
Borrowings	3,085	3,642	3,001	12,992	15,220

Total interest expense	4,874	5,026	4,263	18,573	21,324

Net interest income	25,239	22,791	24,082	96,464	91,290
Provision for loan losses	3,500	8,784	2,312	10,612	16,584

Net interest income after provision for loan losses	21,739	14,007	21,770	85,852	74,706
Non-interest income:
Deposit fees and service charges	$3,065	$2,727	$2,816	$11,377	$10,811
Net gain on sales of securities	3,152	4,519	2,412	10,452	10,011
Other than temporary loss on securities	(3)	(251)	(6)	(47)	(278)
Title insurance fees	332	275	249	1,106	1,224
Bank owned life insurance	512	514	518	2,050	2,049
Gain on sale of loans	429	166	578	1,897	1,027
Gain on sale of premises and equipment	70	—	—	75	—
Loss on sale of HVIA	(135)	—	—	(135)	—
Investment management fees	776	733	802	3,143	3,080
Fair value loss on interest rate caps	(6)	(170)	(14)	(63)	(197)
Other	834	543	624	2,297	2,224

Total non-interest income	9,026	9,056	7,979	32,152	29,951
Non-interest expense:
Compensation and benefits	12,873	10,129	10,845	46,038	43,662
Stock-based compensation plans	302	303	326	1,187	1,162
Merger related expenses	4,928	—	451	5,925	255
Defined benefit settlement charge/CEO transition	—	—	—	—	1,772
Restructuring charge (severance/branch relocation)	—	3,201	—	—	3,201
Occupancy and office operations	3,959	3,693	3,388	14,457	14,508
Advertising and promotion	369	677	440	1,849	3,328
Professional fees	1,136	1,147	1,128	4,247	4,389
Data and check processing	715	718	705	2,802	2,763
Amortization of intangible assets	334	338	283	1,245	1,426
FDIC insurance and regulatory assessments	843	636	782	3,096	2,910
ATM/debit card expense	438	425	437	1,711	1,584
Foreclosed property expense	573	677	428	1,618	1,171
Other	2,314	2,438	1,949	7,782	7,980

Total non-interest expense	28,784	24,382	21,162	91,957	90,111

Income before income tax expense	1,981	(1,319)	8,587	26,047	14,546
Income tax expense (benefit)	(280)	(826)	2,378	6,159	2,807

Net income (loss)	$2,261	$(493)	$6,209	$19,888	$11,739

Basic earnings (loss) per common share	$0.06	$(0.01)	$0.17	$0.52	$0.31
Diluted earnings (loss) per common share	0.06	(0.01)	0.17	0.52	0.31
Dividends declared	0.06	0.06	0.06	0.24	0.24
Weighted average common shares:
Basic	41,054,458	37,332,121	37,302,693	38,227,653	37,452,596
Diluted	41,099,237	37,332,245	37,330,467	38,248,046	37,453,542

Selected Financial Condition Data:			Three Months Ended
(in thousands except share and per share data)	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
End of Period
Total assets	$4,022,781	$3,150,040	$3,210,871	$3,084,166	$3,137,402
Loans, gross (1)	2,119,472	1,851,027	1,799,112	1,775,893	1,703,799
Securities available for sale	1,010,872	714,200	852,717	785,462	739,844
Securities held to maturity	142,376	171,233	174,824	182,076	110,040
Bank owned life insurance	59,017	58,506	57,987	57,485	56,967
Goodwill	162,631	160,861	160,861	160,861	160,861
Other amortizable intangibles	7,164	3,718	4,001	4,306	4,629
Other non-earning assets	80,245	83,106	80,020	78,710	85,907
Deposits	3,111,151	2,332,091	2,368,988	2,135,555	2,296,695
Borrowings	345,176	314,154	313,849	468,543	375,021
Equity	492,168	443,128	439,699	437,682	431,134
Other comprehensive income related to investment securities reflected in stockholders’ equity	15,066	14,141	13,780	15,823	13,604
Average Balances
Total assets	$3,451,055	$3,133,958	$3,131,854	$3,062,520	$2,978,273
Loans, gross:
Real estate- residential mortgage	352,724	360,487	374,498	385,269	398,420
Real estate- commercial mortgage	989,349	868,963	838,935	752,325	681,165
Real estate- Acquisition, Development & Construction	156,726	165,442	163,116	172,155	186,398
Commercial and industrial	263,922	205,051	197,507	203,929	208,181
Consumer loans	210,650	215,555	220,537	224,422	226,687
Loans total (1)	1,973,371	1,815,498	1,794,593	1,738,100	1,700,851
Securities (taxable)	841,373	778,782	799,753	696,293	717,893
Securities (non-taxable)	181,540	182,003	185,062	205,366	208,692
Total earning assets	3,070,315	2,797,093	2,792,042	2,715,027	2,634,941
Non earning assets	380,740	336,865	339,812	347,493	343,332
Non-interest bearing checking	592,962	483,589	503,539	500,621	486,504
Interest bearing NOW accounts	398,493	412,072	389,846	398,885	309,729
Total transaction accounts	991,455	895,661	893,385	899,506	796,233
Savings (including mortgage escrow funds)	539,904	493,234	463,971	445,236	461,566
Money market deposits	756,655	697,342	654,013	577,387	504,476
Certificates of deposit	303,788	265,375	284,737	302,713	371,907
Total deposits and mortgage escrow	2,591,802	2,351,612	2,296,106	2,224,842	2,134,182
Total interest bearing deposits (including escrow)	1,998,840	1,868,023	1,792,567	1,724,221	1,647,678
Borrowings	336,217	320,237	375,766	392,785	391,391
Equity	475,652	441,956	439,384	431,129	433,841
Selected Operating Data:
Condensed Tax Equivalent Income (Loss) Statement
Interest and dividend income	$30,113	$28,345	$28,411	$28,168	$27,817
Tax equivalent adjustment*	830	852	861	955	962
Interest expense	4,874	4,263	4,506	4,930	5,026

Net interest income (tax equivalent)	26,069	24,934	24,766	24,193	23,753
Provision for loan losses	3,500	2,312	2,850	1,950	8,784

Net interest income after provision for loan losses	22,569	22,622	21,916	22,243	14,969
Non-interest income	9,026	7,979	7,971	7,176	9,056
Non-interest expense	28,784	21,162	21,290	20,721	24,382

Income (loss) before income tax expense	2,811	9,439	8,597	8,698	(357)
Income tax expense (tax equivalent)*	550	3,230	2,896	2,981	136

Net income (loss)	$2,261	$6,209	$5,701	$5,717	$(493)

(1)	Does not reflect allowance for loan losses of $28,282, $27,587, $27,787, $28,245, and $27,917.
*	Tax exempt income assumed at a statutory 35% federal rate

	Three Months Ended
	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
Performance Ratios (annualized)
Return on Average Assets	0.26%	0.80%	0.73%	0.74%	-0.07%
Return on Average Equity	1.89%	5.65%	5.22%	5.26%	-0.45%
Non-Interest Income to Average Assets	1.04%	1.02%	1.02%	0.93%	1.21%
Non-Interest Expense to Average Assets	3.32%	2.72%	2.73%	2.68%	3.25%
Operating Efficiency Adjusted (2)	71.98%	65.53%	67.86%	67.80%	70.24%
Analysis of Net Interest Income
Yield on Loans	4.97%	5.01%	5.03%	5.13%	5.22%
Yield on Investment Securities- Tax Equivalent	2.44%	2.79%	2.81%	2.96%	2.81%
Yield on Earning Assets- Tax Equivalent	4.01%	4.20%	4.22%	4.26%	4.33%
Cost of Deposits	0.27%	0.22%	0.21%	0.23%	0.26%
Cost of Borrowings	3.65%	3.77%	3.52%	3.65%	3.69%
Cost of Interest Bearing Liabilities	0.83%	0.78%	0.84%	0.92%	0.98%
Net Interest Rate Spread- Tax Equivalent Basis	3.18%	3.42%	3.38%	3.34%	3.35%
Net Interest Margin- Tax Equivalent Basis	3.38%	3.59%	3.57%	3.54%	3.58%
Capital Information Data
Tier 1 Leverage Ratio- Bank Only (Preliminary)	7.57%	8.67%	8.30%	8.51%	8.14%
Tier 1 Risk-Based Capital- Bank Only (Preliminary)	290,056	257,621	252,586	247,433	241,196
Total Risk-Based Capital- Bank Only (Preliminary)	315,338	283,033	277,512	273,911	265,307
Tangible Capital Consolidated (3)	322,373	278,549	274,837	272,515	265,644
Tangible Capital as a % of Tangible Assets Consolidated (3)	8.37%	9.33%	9.02%	9.34%	8.94%
Shares Outstanding	44,173,470	37,899,007	37,899,007	37,883,008	37,864,008
Shares Repurchased during qrtr (open market)	—	—	—	—	183,000
Basic weighted common shares outstanding	41,054,458	37,302,693	37,280,651	37,252,464	37,332,121
Diluted common shares outstanding	41,099,237	37,330,467	37,316,778	37,252,464	37,332,245
Basic earnings (loss) per common share	$0.06	$0.17	$0.15	$0.15	$(0.01)
Diluted earnings (loss) per common share	0.06	0.17	0.15	0.15	(0.01)
Dividends Paid per common share	0.06	0.06	0.06	0.06	0.06
Book Value per common share	11.14	11.69	11.60	11.55	11.39
Tangible Book Value per common share (3)	7.30	7.35	7.25	7.19	7.02
Asset Quality Measurements
Non-performing loans (NPLs): non-accrual	$35,444	$41,048	$47,269	$40,777	$36,477
Non-performing loans (NPLs): still accruing	4,370	3,450	4,693	5,136	4,090
Other Real Estate Owned	6,403	7,292	5,828	5,625	5,391
Non-performing assets (NPAs)	46,217	51,790	57,790	51,538	45,958
Net Charge-offs	2,805	2,512	3,308	1,622	10,252
Net Charge-offs as % of average loans (annualized)	0.57%	0.55%	0.74%	0.37%	2.41%
NPLs as % of total loans	1.88%	2.40%	2.89%	2.59%	2.38%
NPAs as % of total assets	1.15%	1.64%	1.80%	1.67%	1.46%
Allowance for loan losses as % of NPLs	71%	62%	53%	62%	69%
Allowance for loan losses as % of Provident only loans	1.47%	1.49%	1.54%	1.59%	1.64%
Special mention loans	42,422	37,555	37,379	18,424	23,026
Substandard / doubtful loans	88,662	88,395	89,135	99,383	93,989

(2)	The operating efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income. As in the case of net interest income, generally, net interest income as utilized in calculating the operating efficiency ratio is typically expressed on a tax-equivalent basis. Moreover, most institutions, in calculating the the operating efficiency ratio, also adjust both noninterest expense and noninterest income to exclude from these items (as calculated under generally accepted accounting principles) certain component elements, such as non-recurring charges, other real estate expense and amortization of intangibles (deducted from non interest expense) and security transactions and other non-recurring items (excluded from non interest income). We follow these practices.
(3)	Provident Bank provides supplemental reporting of Non-GAAP tangible equity ratios as management believes this information is useful to investors.

The following table shows the reconciliation of tangible equity and the tangible equity ratio:

	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
Total Assets	$4,022,781	$3,150,040	$3,210,871	$3,084,166	$3,137,402
Goodwill and other amortizable intangibles	(169,795)	(164,579)	(164,862)	(165,167)	(165,490)

Tangible Assets	$3,852,986	$2,985,461	$3,046,009	$2,918,999	$2,971,912

Stockholders’ equity	492,168	443,128	439,699	437,682	431,134
Goodwill and other amortizable intangibles	(169,795)	(164,579)	(164,862)	(165,167)	(165,490)

Tangible Stockholders’ equity	$322,373	$278,549	$274,837	$272,515	$265,644

Outstanding Shares	44,173,470	37,899,007	37,899,007	37,883,008	37,864,008
Tangible capital as a % of tangible assets (consolidated)	8.37%	9.33%	9.02%	9.34%	8.94%
Tangible book value per share	$7.30	$7.35	$7.25	$7.19	$7.02

Selected Financial Condition Data to reconcile GAAP Earnings to Earnings excluding merger related expenses 2012:

	Excluding Merger Expense YTD	Including Merger Expense As Reported YTD	Excluding Merger Expense QTD	Including Merger Expense As Reported QTD
(in thousands except share and per share data)	09/30/12	09/30/12	09/30/12	09/30/12
Average Balances
Total assets	$3,195,299	$3,195,299	$3,451,055	$3,451,055
Loans, gross:
Real estate- residential mortgage	368,264	368,264	352,724	352,724
Real estate- commercial mortgage	862,439	862,439	989,349	989,349
Real estate- Acquisition, Development & Construction	164,360	164,360	156,726	156,726
Commercial and industrial	217,198	217,198	263,922	263,922
Consumer loans	217,789	217,789	210,650	210,650
Loans total (1)	1,830,050	1,830,050	1,973,371	1,973,371
Securities (taxable)	778,994	778,994	841,373	841,373
Securities (non-taxable)	188,520	188,520	181,540	181,540
Total earning assets	2,843,902	2,843,902	3,070,315	3,070,315
Non earning assets	351,397	351,397	380,740	380,740
Non-interest bearing checking	520,265	520,265	592,962	592,962
Interest bearing NOW accounts	399,819	399,819	398,493	398,493
Total transaction accounts	920,084	920,084	991,455	991,455
Savings (including mortgage escrow funds)	485,624	485,624	539,904	539,904
Money market deposits	671,325	671,325	756,655	756,655
Certificates of deposit	289,230	289,230	303,788	303,788
Total deposits and mortgage escrow	2,366,263	2,366,263	2,591,802	2,591,802
Total interest bearing deposits (including escrow)	1,845,998	1,845,998	1,998,840	1,998,840
Borrowings	356,296	356,296	336,217	336,217
Equity	446,112	447,065	472,100	475,652
Selected Operating Data:
Condensed Tax Equivalent Income (Loss) Statement
Interest and dividend income	$115,037	$115,037	$30,113	$30,113
Tax equivalent adjustment*	3,498	3,498	830	830
Interest expense	18,573	18,573	4,874	4,874

Net interest income (tax equivalent)	99,962	99,962	26,069	26,069
Provision for loan losses	10,612	10,612	3,500	3,500

Net interest income after provision for loan losses	89,350	89,350	22,569	22,569
Non-interest income	32,152	32,152	9,026	9,026
Non-interest expense	86,032	91,957	23,856	28,784

Income (loss) before income tax expense	35,470	29,545	7,739	2,811
Income tax expense (tax equivalent)*	11,079	9,657	848	550

Net income (loss)	$24,391	$19,888	$6,891	$2,261

(1)	Does not reflect allowance for loan losses of $28,282.
*	Tax exempt income assumed at a statutory 35% federal rate

Selected Financial Condition Data to reconcile GAAP Earnings to Earnings excluding merger related expenses for 2012:

	Year to Date Excluding Merger Expense	Year to Date Including Merger Expense	Quarter to Date Excluding Merger Expense	Quarter to Date Including Merger Expense
(in thousands except share and per share data)	09/30/12	09/30/12	09/30/12	09/30/12
Performance Ratios[1]
Return on Average Assets	0.76%	0.62%	0.79%	0.26%
Return on Average Equity	5.47%	4.45%	5.76%	1.89%
Non-Interest Income to Average Assets	1.01%	1.01%	1.04%	1.04%
Non-Interest Expense to Average Assets	2.69%	2.88%	2.75%	3.32%

Earnings Per Share Information
Merger expense net of tax	4,503	4,503	4,630	4,630
Tax rate	24.00%	24.00%	6.00%	6.00%
Non interest expense	86,032	91,957	23,856	28,784
Net Income	24,391	19,888	6,891	2,261
Basic weighted common shares outstanding	38,227,653	38,227,653	41,054,458	41,054,458
Diluted common shares outstanding	38,248,046	38,248,046	41,099,237	41,099,237
Basic (loss) earnings per common share	$0.64	$0.52	$0.17	$0.06

[1]	Annualized for quarterly data

Selected Financial Condition Data to reconcile GAAP Earnings to Earnings excluding restructuring and defined benefit settlement (“DBS”) charges for 2011:

	Year to Date Excluding Restructuring DBS charges	Year to Date Including Restructuring DBS charges	Quarter to Date Excluding Restructuring DBS charges	Quarter to Date Including Restructuring DBS charges
(in thousands except share and per share data)	09/30/11	09/30/11	09/30/11	09/30/11
Performance Ratios[1]
Return on Average Assets	0.76%	0.40%	0.34%	-0.07%
Return on Average Equity	3.69%	2.75%	5.76%	-0.45%
Non-Interest Income to Average Assets	1.02%	1.02%	1.21%	1.21%
Non-Interest Expense to Average Assets	2.89%	3.06%	2.82%	3.25%

Earnings Per Share Information
Restructuring and defined benefit settlement charge net of taxes	4,028	4,028	3,009	3,009
Tax rate	19.00%	19.00%	6.00%	6.00%
Non interest expense	85,138	90,111	21,181	24,382
Net Income	15,767	11,739	2,516	(493)
Basic weighted common shares outstanding	37,452,596	37,452,596	41,054,458	41,054,458
Diluted common shares outstanding	37,453,542	37,453,542	41,099,237	41,099,237
Basic (loss) earnings per common share	$0.42	$0.31	$0.06	$(0.01)

[1]	Annualized for quarterly data

Selected Financial Condition Data to reconcile GAAP Earnings to Earnings excluding restructuring and defined benefit settlement charges for 2011:

	Excluding Merger Expense YTD	Including Merger Expense As Reported YTD	Excluding Merger Expense QTD	Including Merger Expense As Reported QTD
(in thousands except share and per share data)	09/30/11	09/30/11	09/30/11	09/30/11
Average Balances
Total assets	$2,949,251	$2,949,251	$2,978,273	$2,978,273
Loans, gross:
Real estate- residential mortgage	392,509	392,509	398,420	398,420
Real estate- commercial mortgage	638,928	638,928	681,165	681,165
Real estate- Acquisition, Development & Construction	207,026	207,026	186,398	186,398
Commercial and industrial	224,056	224,056	208,181	208,181
Consumer loans	231,384	231,384	226,687	226,687
Loans total (1)	1,693,903	1,693,903	1,700,851	1,700,851
Securities (taxable)	695,961	695,961	717,893	717,893
Securities (non-taxable)	213,450	213,450	208,692	208,692
Total earning assets	2,609,748	2,609,748	2,634,941	2,634,941
Non earning assets	339,503	339,503	343,332	343,332
Non-interest bearing checking	472,388	472,388	486,504	486,504
Interest bearing NOW accounts	315,623	315,623	309,729	309,729
Total transaction accounts	788,011	788,011	796,233	796,233
Savings (including mortgage escrow funds)	432,227	432,227	461,566	461,566
Money market deposits	489,347	489,347	504,476	504,476
Certificates of deposit	373,142	373,142	371,907	371,907
Total deposits and mortgage escrow	2,082,727	2,082,727	2,134,182	2,134,182
Total interest bearing deposits (including escrow)	1,610,339	1,610,339	1,647,678	1,647,678
Borrowings	422,816	422,816	391,391	391,391
Equity	426,913	427,290	433,841	433,841
Selected Operating Data:
Condensed Tax Equivalent Income (Loss) Statement
Interest and dividend income	$112,614	$112,614	$27,817	$27,817
Tax equivalent adjustment*	4,007	4,007	962	962
Interest expense	21,324	21,324	5,026	5,026

Net interest income (tax equivalent)	95,297	95,297	23,753	23,753
Provision for loan losses	16,584	16,584	8,784	8,784

Net interest income after provision for loan losses	78,713	78,713	14,969	14,969
Non-interest income	29,951	29,951	9,056	9,056
Non-interest expense	90,111	90,111	24,382	24,382

Income (loss) before income tax expense	18,553	18,553	(357)	(357)
Income tax expense (tax equivalent)*	6,814	6,814	136	136

Net income (loss)	$11,739	$11,739	$(493)	$(493)

(1)	Does not reflect allowance for loan losses of $27,917.
*	Tax exempt income assumed at a statutory 35% federal rate